                                                                    Exhibit 99.3

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma financial statements have been prepared to assist in the analysis of the financial effects of The Timken Company's ("Timken") acquisition of Ingersoll-Rand Company Limited's ("Ingersoll-Rand") Engineered Solutions business ("IR Engineered Solutions"), including certain operating assets and its subsidiaries, including The Torrington Company, for cash and stock valued at approximately $840 million (the "Transaction").

         The following unaudited pro forma financial statements are based on Timken's historical consolidated financial statements and the historical combined financial statements of IR Engineered Solutions as of and for the year ended December 31, 2001 and the nine months ended September 30, 2002. The historical financial statements of Timken and IR Engineered Solutions have been prepared in accordance with accounting principles generally accepted in the United States. The unaudited pro forma financial statements should be read in conjunction with Timken's audited consolidated financial statements and notes included in Timken's Annual Report on Form 10-K for the year ended December 31, 2001, the consolidated condensed unaudited financial statements and notes included in Timken's Quarterly Report on Form 10-Q for the nine months ended September 30, 2002 and the combined financial statements of IR Engineered Solutions included in this Current Report on Form 8-K.

         The actual number of shares of common stock that Timken will issue to Ingersoll-Rand will be based upon the public offering price per share in the public offering of common stock, which may not be lower than $14.75 per share. In addition, the cash portion of the purchase price is subject to a post-closing adjustment based on IR Engineered Solutions' levels of working capital and net debt assumed by Timken as of the closing date. Further, amounts borrowed under the senior credit facility to refinance existing short term indebtedness will depend on the amount of indebtedness outstanding on the closing date. Therefore, actual amounts borrowed or shares issued may be more or less than those assumed in the unaudited pro forma financial statements presented below. Timken's existing senior credit facility will be terminated upon the acquisition.

         Timken will account for the acquisition under the purchase method of accounting. The unaudited pro forma financial statements give effect to the acquisition of IR Engineered Solutions and the financing of the $700 million cash component of the purchase price through (1) approximately $226 million of borrowings under a new senior credit facility, including amounts borrowed to refinance approximately $27 million of outstanding commercial paper, (2) a public offering of $375 million of senior unsecured notes and (3) a public offering of 11 million shares of Timken common stock at an assumed price per share of $14.75. The unaudited pro forma financial statements also give effect to the issuance of $140 million of Timken common stock to Ingersoll-Rand, which is equivalent to an aggregate of 9,491,525 shares based on an assumed price per share of $14.75. In addition, the unaudited pro forma financial statements give effect to an approximately $3.5 million estimated purchase price adjustment as of September 30, 2002, as provided for in the purchase agreement. The unaudited pro forma statements of operations give effect to the above transactions as if they had occurred at the beginning of the relevant period presented. The unaudited pro forma balance sheet as of September 30, 2002 gives effect to the above transactions as if they had occurred on September 30, 2002. The unaudited pro forma financial statements presented below do not reflect any anticipated operating efficiencies or cost savings from the integration of IR Engineered Solutions into Timken's business.

         The unaudited pro forma financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions Timken believes are reasonable, but are subject to change. For example the unaudited pro forma financial statements reflect Timken's preliminary estimates of, among other things, the allocation of the purchase price for the acquisition of IR Engineered Solutions and are subject to change. Timken has made, in its opinion, all adjustments that are necessary to present fairly the pro forma information. The unaudited pro forma financial statements do not purport to represent what Timken's actual results of operations or financial position would have been if the acquisition and related transactions described above had occurred on such dates or to project Timken's results of operations or financial position for any future period.

                        Unaudited Pro forma Balance Sheet
                            As of September 30, 2002
                           (In thousands of dollars)

The unaudited pro forma balance sheet presents the combined financial position of Timken and the acquisition of IR Engineered Solutions assuming the transaction had occurred as of September 30, 2002.


                                                        The Timken  IR Engineered
                                                         Company       Solutions                       Pro forma
                                                        Historical    Historical  Reclassifications*  Adjustments         Pro forma
                                                        ----------     ---------  ------------------  -----------         ---------
ASSETS
Current assets:
     Cash and cash equivalents                         $    36,812    $    24,917    $        --      $   (21,445)    a) $    40,284
     Accounts receivable, net                              376,416        139,814             --           60,000     b)     575,479
                                                                                                             (751)    c)
     Amounts due from affiliates                                --         94,960             --          (94,960)    d)          --
     Deferred income taxes                                  42,790         24,211             --          (24,211)    e)      42,790
     Inventories                                           464,394        149,429             --           55,465     f)     669,288
     Prepaid expenses and other current assets                  --         17,479        (17,479)              --                 --
                                                       -----------    -----------    -----------      -----------        -----------
Total current assets                                       920,412        450,810        (17,479)         (25,902)         1,327,841
Investments in and advances with partially
     owned affiliates                                           --        106,808       (106,808)              --                 --
Property, plant and equipment, net                       1,237,407        346,416             --           69,009     g)   1,652,832
Costs in excess of net assets of acquired businesses       129,526          6,836         (2,222)         142,160     h)     276,300
Intangible pension asset                                   136,382             --          1,181           (1,181)    i)     136,382
Prepaid pension asset                                           --             --         57,365          (45,549)    i)      11,816
Other assets                                                    --         57,383        (57,383)              --                 --
Miscellaneous receivables and other assets                  71,958             --        106,826               --            178,784
Deferred income taxes                                       23,207         92,155             --          (92,155)    e)      23,207
Intangible assets                                            5,199             --          1,041           25,901     j)      32,141
Deferred charges and prepaid expenses                       17,952             --         17,479           (7,871)    k)      27,560
                                                       -----------    -----------    -----------      -----------        -----------
Total assets                                           $ 2,542,043    $ 1,060,408    $        --      $    64,412        $ 3,666,863
                                                       ===========    ===========    ===========      ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt and commercial paper              $   107,888    $    10,660    $        --      $   (30,260)    l) $    88,288
     Accounts payable and other liabilities                263,303        286,430       (143,186)         (63,774)    m)     342,022
                                                                                                             (751)    c)
     Amounts due to affiliates                                  --        118,890             --         (118,890)    d)          --
     Salaries, wages and benefits                          257,517             --         97,837          (26,609)    n)     328,745
     Income taxes                                           14,725             --         45,349          (45,349)    o)      14,725
     Current portion of long-term debt                      23,544             --             --               --             23,544
                                                       -----------    -----------    -----------      -----------        -----------
Total current liabilities                                  666,977        415,980             --         (285,633)           797,324

Long-term debt                                             350,515          3,573             --          597,305     l)     951,393
Amounts due to affiliates                                       --        198,700             --         (198,700)    d)          --
Accrued pension cost                                       270,179             --         17,377            1,723     i)     289,279
Accrued postretirement benefits cost                       413,319             --        156,084          (90,884)    n)     478,519
Deferred income taxes                                           --         37,690             --          (36,217)    e)       1,473
Other non-current liabilities                               21,980        202,269       (173,461)         (23,236)    p)      27,552
                                                       -----------    -----------    -----------      -----------        -----------
Total liabilities                                        1,722,970        858,212             --          (35,642)         2,545,540

                        Unaudited Pro forma Balance Sheet
                            As of September 30, 2002
                           (In thousands of dollars)

Shareholders' equity:
     Preferred stock (par)                                     --             --             --             --                   --
     Stated capital                                        53,064             --             --             --               53,064
     Other paid-in capital                                256,664             --             --        302,250     q)       558,914
     Earnings invested in the business                    736,212        216,493             --       (216,493)    r)       736,212
     Accumulated other comprehensive (loss)              (226,867)       (14,297)            --         14,297     r)      (226,867)
                                                      -----------    -----------    -----------    -----------          -----------
Total shareholders' equity                                819,073        202,196             --        100,054            1,121,323
                                                      -----------    -----------    -----------    -----------          -----------
Total liabilities and shareholders' equity            $ 2,542,043    $ 1,060,408    $        --    $    64,412          $ 3,666,863
                                                      ===========    ===========    ===========    ===========          ===========

* Certain amounts related to IR Engineered Solutions have been reclassified to conform with Timken's presentation.

                      NOTES TO THE PRO FORMA BALANCE SHEET

a) Pursuant to the Stock and Asset Purchase Agreement (the "Agreement"), cash is to be excluded from the assets transferred, except for certain amounts as defined in the Agreement.

b) Pursuant to the Agreement, Timken will also acquire the securitized accounts receivable designated pool of accounts from Ingersoll-Rand. This receivable balance is not included in IR Engineered Solutions' September 30, 2002 balance sheet.

c) Reflects the elimination of accounts receivable/payable between Timken and IR Engineered Solutions.

d) Reflects the elimination of IR Engineered Solutions' amounts due from/to affiliates not assumed in the acquisition.

e) Reflects the adjustments to IR Engineered Solutions' deferred income taxes resulting from the acquisition.

f) Reflects the adjustment of IR Engineered Solutions' inventory to estimated fair market value.

g) Reflects the write-up of property, plant and equipment to estimated fair market value.

h) Reflects the amount of purchase price in excess of the fair value of net assets acquired (goodwill).

i) Reflects the elimination of IR Engineered Solutions' prepaid and intangible pension assets and projected benefit obligation related to retired, deferred vested and inactive participants, which will not be assumed by Timken in the acquisition. Pursuant to the Agreement, no U.S. pension assets are to be transferred to Timken. This also reflects an adjustment to estimated fair value for the projected benefit obligation related to active employees for certain plans to be assumed by Timken in the acquisition.

j) Reflects the identifiable intangible assets acquired, at estimated fair market value.

k) Reflects the elimination of IR Engineered Solutions' prepaid assets not assumed in the acquisition.

l) Reflects the elimination of IR Engineered Solutions' debt not assumed in the acquisition, the issuance of new debt by Timken to finance a portion of the acquisition and the refinancing of its commercial paper as follows:

                                                               Current     Long-term
                                                              ---------    ---------
IR Engineered Solutions' debt amounts not assumed by Timken   $  (3,660)   $  (3,573)
Timken's issuance of senior unsecured notes                          --      375,000
Timken's refinancing of commercial paper                        (26,600)          --
Timken's draw under revolving credit facility (including
  $26.6 million to refinance commercial paper)                       --      225,878
                                                              ---------    ---------
                                                              $ (30,260)   $ 597,305
                                                              =========    =========

m) Reflects the elimination of certain IR Engineered Solutions' payables not assumed in the acquisition in accordance with the Agreement.

n) Reflects the elimination of IR Engineered Solutions' accumulated postretirement benefit obligation related to retired and inactive participants, which will not be assumed by Timken in the acquisition. This also reflects an adjustment to estimated fair value for the accumulated postretirement benefit obligation related to active employees for certain plans to be assumed by Timken in the acquisition.

o) Reflects the elimination of IR Engineered Solutions' accrued income taxes not assumed by Timken in the acquisition.

p) Reflects the elimination of certain long-term liabilities not assumed by Timken in the acquisition, including principally environmental liabilities and certain postemployment benefits. Pursuant to the agreement, Timken will be responsible for 30% of environmental liabilities that are unknown at the time of the closing, up to a limit of $10 million. No known environmental liabilities will be assumed by Timken in the acquisition.

q) Reflects the common stock issued by Timken to Ingersoll-Rand and in the public offering to finance a portion of the acquisition, based on a per share price of $14.75, the minimum offering price per share required under the purchase agreement, without reduction for the fees and expenses of issuance, including underwriting discounts and commissions. Assuming a per share price of $19.35, the last reported sale price on the NYSE on December 19, 2002, the pro forma adjustment for other paid-in capital would be $352.9 million.

r)    Reflects the elimination of historical equity of IR Engineered Solutions.

                   Unaudited Pro forma Statement of Operations
                      For the Year Ended December 31, 2001
                (In thousands of dollars, except per share data)


                                              The Timken      IR Engineered
                                               Company          Solutions                         Pro forma
                                              Historical        Historical   Reclassifications*  Adjustments           Pro forma
                                              ----------        ---------    ------------------  -----------           ---------
Net sales                                     $ 2,447,178      $ 1,088,712      $        --       $ (10,624) (a)      $ 3,525,266

Cost of products sold                           2,046,458          885,009           22,400         (14,766) (b)        2,939,101
                                              -----------      -----------      -----------      -----------          -----------
Gross profit                                      400,720          203,703          (22,400)          4,142               586,165

Selling, administrative and general expenses      363,683          106,912 **            --           2,925  (c)          473,520
Impairment and restructuring charges               54,689           19,338               --              --                74,027
                                              -----------      -----------      -----------      -----------          -----------
Operating (loss) income                           (17,652)          77,453          (22,400)          1,217                38,618

Interest expense                                  (33,401)         (18,306)              --         (19,919) (d)          (71,626)
Interest income                                     2,109               --               --              --                 2,109
Receipt of US Continuous Dumping and Subsidy
     Offset Act payment                            31,019               --           47,700         (47,700) (e)           31,019
Other (expense) income                             (8,958)          25,209          (25,300)             --                (9,049)
                                              -----------      -----------      -----------      -----------          -----------
(Loss) income before income taxes                 (26,883)          84,356               --         (66,402)               (8,929)

Provision for income taxes                         14,783           36,537               --         (26,561) (f)           24,759
                                              -----------      -----------      -----------      -----------          -----------
Net (loss) income                             $   (41,666)     $    47,819      $        --      $  (39,841)          $   (33,688)
                                              ===========      ===========      ===========      ===========          ===========

Earnings per share                            $     (0.69)                                                            $     (0.42)
Earnings per share -
  assuming dilution                           $     (0.69)                                                            $     (0.42)

Average shares outstanding                     59,947,568                                                    (g)       80,439,093
Average shares outstanding -
  assuming dilution                            59,947,568                                                    (g)       80,439,093

* Certain amounts related to IR Engineered Solutions have been reclassified to conform with Timken's presentation for the receipt of US Continued Dumping and Subsidy Offset Act payment.

** Amount includes $21.8 million for the year ended December 31, 2001, of allocated Ingersoll-Rand costs for services provided to IR Engineered Solutions. Timken estimates that it would have incurred $7.4 million for the year ended December 31, 2001 to provide these services to IR Engineered Solutions.

                   Unaudited Pro forma Statement of Operations
                  For the Nine Months Ended September 30, 2002
                (In thousands of dollars, except per share data)


                                                      The Timken   IR Engineered
                                                       Company        Solutions                       Pro forma
                                                      Historical     Historical  Reclassifications   Adjustments        Pro forma
                                                      ----------      ---------  ------------------  -----------        ---------
Net sales                                            $  1,905,177   $    912,436    $         --      $  (7,438) (a)   $  2,810,175

Cost of products sold                                   1,550,972        766,099              --        (14,808) (b)      2,302,263
                                                     ------------   ------------    ------------      ----------       ------------
Gross profit                                              354,205        146,337              --          7,370             507,912

Selling, administrative and general expenses              266,379         88,363 *            --          1,605  (c)        356,347
Impairment and restructuring charges                       24,986          3,229              --             --              28,215
                                                     ------------   ------------    ------------      ----------       ------------
Operating income                                           62,840         54,745              --          5,765             123,350

Interest expense                                          (23,996)       (12,999)             --        (16,059) (d)        (53,054)
Interest income                                               991             --              --             --                 991
Receipt of US Continuous Dumping and Subsidy
     Offset Act payment                                        --             --              --             --                  --
Other (expense) income                                    (12,490)         4,373              --             --              (8,117)
                                                     ------------   ------------    ------------      ----------       ------------
                                                          (35,495)        (8,626)             --        (16,059)            (60,180)
                                                     ------------   ------------    ------------      ----------       ------------
Income before income taxes                                 27,345         46,119              --        (10,294)             63,170

Provision for income taxes                                 12,360         18,118              --         (4,118) (f)         26,360
                                                     ------------   ------------    ------------      ----------       ------------
Income before cumulative effect of
   change in accounting principle                    $     14,985   $    28,001     $         --      $  (6,176)       $     36,810
                                                     ============   ============    ============      ==========       ============

Before cumulative effect of change in
   accounting principle:

Earnings per share                                   $       0.25                                                      $       0.45
Earnings per share - assuming dilution               $       0.25                                                      $       0.45

Average shares outstanding                             60,459,277                                                (g)     80,950,802
Average shares outstanding - assuming dilution         60,998,543                                                (g)     81,490,068

* Amount includes $16.3 million for the nine months ended September 30, 2002 of allocated Ingersoll-Rand costs for services provided to IR Engineered Solutions. Timken estimates that it would have incurred $5.5 million for the nine months ended September 30, 2002 to provide these services to IR Engineered Solutions.

                   NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

(a) Reflects the elimination of sales by Timken to IR Engineered Solutions.

(b)  Reflects the following:

                                                                                                             Dec. 31,   Sep. 30,
                                                                                                               2001       2002
                                                                                                             --------   --------
i)   Elimination of cost of products sold by Timken to the IR Engineered Solutions                           $ (8,626)  $ (6,040)
ii)  Adjustment to depreciation expense for property, plant and equipment purchased in the acquisition,
      based on a composite useful life of 12 years                                                             (9,747)   (10,096)
iii) Adjustment to recognize additional pension expense                                                         9,425      4,786
iv)  Elimination of periodic postretirement benefits costs related to retirees not assumed by Timken in the acquisition and adjustment to increase postretirement benefits costs related to active employees
     acquired based on Timken plan provisions                                                                  (5,818)    (3,458)
                                                                                                             --------   --------
                                                                                                             $(14,766)  $(14,808)
                                                                                                             ========   ========

(c)  Reflects the following:


                                                                                                             Dec. 31,  Sep. 30,
                                                                                                              2001      2002
                                                                                                             -------   -------
i)   Amortization of acquired identifiable intangible assets based on an estimated useful life of 10 years   $ 2,741   $ 2,056
ii)  Adjustment to recognize additional pension expense                                                          947       702
iii) Elimination of periodic postretirement benefits costs related to retirees not assumed by Timken in the acquisition and adjustment to increase postretirement benefits costs related to active employees
     acquired based on Timken plan provisions                                                                   (763)   (1,153)
                                                                                                             -------   -------
                                                                                                             $ 2,925   $ 1,605
                                                                                                             =======   =======


(d) Reflects interest expense on the pro forma acquisition debt instruments as follows:

                                                                                         Dec. 31,          Sep. 30,
                                                                                           2001             2002
                                                                                         --------          --------
i)   $375.0 million aggregate principal amount of unsecured senior notes at 7.5%         $ 28,125          $ 21,094
ii)  $225.9 million in borrowings under the senior credit facility at 4.0%                  9,035             6,776
iii) Commitment fee on $274.1 million of unused revolver at 0.375%                          1,028               771
iv)  Elimination of IR Engineered Solutions' interest expense                             (17,737)          (12,183)
v)   Elimination of commercial paper interest expense at 2.0%                                (532)             (399)
                                                                                         --------          --------
                                                                                         $ 19,919          $ 16,059
                                                                                         ========          ========

(e) Reflects the elimination of receipts under the US Continuous Dumping and Subsidy Offset Act (the "Act"). Pursuant to the Agreement, all amounts received by IR Engineered Solutions under the Act for 2002 will be retained by Ingersoll-Rand. Eighty percent (80%) of any amounts received by IR Engineered Solutions under the Act for 2003 and 2004 will be paid to Ingersoll-Rand.

(f) Reflects the income tax effects of the pro forma adjustments, based on an effective tax rate of 40%.

(g) Reflects Timken's average shares outstanding and average shares outstanding - assuming dilution based on 9,491,525 shares issued to Ingersoll-Rand and 11,000,000 shares issued to the public, based on a per share price of $14.75. Assuming a per share price of $19.35, the last reported sale price on the NYSE on December 19, 2002, the number of shares issued to Ingersoll-Rand would be 7,235,142.